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                                                                       EXHIBIT 5
                                                                       ---------
                        NUTTER, MCCLENNEN & FISH, LLP

                               ATTORNEYS AT LAW

                           ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS 02110-2699

              TELEPHONE: 617-439-2000    FACSIMILE: 617-973-9748

CAPE COD OFFICE                                               DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS

                                October 31, 1997
                                    22819-9


BridgeStreet Accommodations, Inc.
30670 Bainbridge Road
Solon, OH 44139

Gentlemen/Ladies:

     Reference is made to that certain Registration Statement on Form S-4 (the "Registration Statement") which BridgeStreet Accommodations, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 1,500,000 shares of Common Stock, $.01 par value, of the Company (the "Shares"). We understand that the Shares may be offered and issued by the Company from time to time in connection with acquisitions of other businesses or properties by the Company.

     We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Certificate of Incorporation of the Company as amended to date, the Company's By-laws, the corporate records of the Company to the date hereof, certificates of public officials, and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that the Shares, or any portion thereof, when duly authorized, issued and delivered by the Company in connection with each acquisition, will be validly issued, fully paid and non-assessable.

     We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to
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BridgeStreet Accommodations, Inc.
October 31, 1997
Page 2



be used in connection with the offering and sale of the Shares only while the Registration Statement, as amended from time to time, is effective under the Securities Act.


                                        Very truly yours,

                                        /s/ Nutter, McClennen & Fish, LLP

                                        Nutter, McClennen & Fish, LLP



JED/DSS